UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2005

HIGHLAND CLAN CREATIONS CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50720
(Commission File Number)

98-0379351
(IRS Employer Identification No.)

219-10654 82nd Avenue, Edmonton, Alberta T6E 2A7
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 778-863-3079

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On May 31, 2005 we received proceeds of a convertible loan for US$100,000. The loan and the shares issuable thereunder have been and will be issued in reliance upon Regulation S, promulgated under the Securities Act of 1933, as amended. The loan bears interest at a rate of 10% per annum and may, including accrued interest, be converted, in whole or in part, into shares of the registrant, at such price per share as is equal to the lesser of 90% of the:

(a) average closing bid price of the shares as listed on a principal market, as quoted by Bloomberg L.P. (the "Closing Bid Price") for the five (5) trading days immediately preceding the date the loan was advanced to us; or

(b) average Closing Bid Price of the shares as listed on a principal market, as quoted by Bloomberg L.P. for the five (5) trading days immediately preceding the date we receive notice of conversion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND CLAN CREATIONS CORP.

/s/ Brett Stewart
Brett Stewart, Secretary and Director

Date: June 3, 2005